EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Zimmer Holdings, Inc. of our report dated March 10, 2003 relating to the financial statements of Centerpulse Ltd., which appears in their Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS AG

/s/ P. BINZ

P. Binz

/s/ CH. KESSLER

Ch. Kessler

Zurich, Switzerland

December 19, 2003